UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

UNITED CONTINENTAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 W. Wacker Drive, Chicago, IL		60601
(Address of principal executive offices)		(Zip Code)

(312) 997-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2012, United Continental Holdings, Inc. (the “Company”) announced that James E. Compton, one of the Company’s named executive officers, has been named Vice Chairman and Chief Revenue Officer of the Company effective as of such date. The Compensation Committee of the Company’s Board of Directors (the “Board”) on December 12, 2012 approved an increase to Mr. Compton’s annual base salary to $875,000 in connection with and effective upon his assuming the new officer role of Vice Chairman.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2012, the Board approved certain revisions to the Company’s amended and restated bylaws. The bylaws were revised to provide for the role of Vice Chairman as an officer of the Company, and to insert a description of the duties of the Vice Chairman.

The amended and restated bylaws became effective on December 13, 2012.

The above description is qualified in its entirety by reference to the Company’s amended and restated bylaws, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 8.01.	Other Events.

On December 13, 2012, the Company issued a press release announcing that the Board has elected Jeffery A. Smisek to serve as Chairman of the Board effective December 31, 2012.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.2*	Amended and Restated Bylaws of United Continental Holdings, Inc.

99.1*	Press Release issued by United Continental Holdings, Inc. on December 13, 2012

*	Filed herewith electronically.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Brett J. Hart
Name:	Brett J. Hart
Title:	Executive Vice President, General Counsel and Secretary

Date: December 14, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.2*	Amended and Restated Bylaws of United Continental Holdings, Inc.

99.1*	Press Release issued by United Continental Holdings, Inc. on December 13, 2012

*	Filed herewith electronically.